                                                                      EXHIBIT 11

                           COMVERSE TECHNOLOGY, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                         1995      1996

Primary earnings per share:

    Net income                                          $ 2,889    $ 5,507
                                                        =======    =======

Weighted average number of outstanding common shares     20,996     21,394
Additional shares assuming exercise of stock options      1,143      1,608
                                                        -------    -------
Weighted average number of outstanding common
   and common equivalent shares                          22,139     23,002
                                                        =======    =======

Primary earnings per share                              $  0.13    $  0.24
                                                        =======    =======

Fully diluted earnings per share:

  Net income                                             $2,889     $5,507
                                                         ======     ======


Weighted average number of outstanding common shares     20,996     21,394
Additional shares assuming exercise of stock options      1,250      1,761
                                                        -------    -------

Weighted average number of outstanding common shares
  assuming full dilution                                 22,246     23,155
                                                        =======    =======

Fully diluted earnings per share                        $  0.13    $  0.24
                                                        =======    =======



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